Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment Number 65 to the Registration Statement (Form N-1A, No. 2-91369) of State Street Variable Insurance Series Funds, Inc.

We also consent to the incorporation by reference of our reports, dated February 16, 2018, with respect to the financial statements of State Street U.S. Equity V.I.S. Fund, State Street S&P 500 Index V.I.S. Fund, State Street Premier Growth Equity V.I.S. Fund, State Street Small-Cap Equity V.I.S. Fund, State Street Income V.I.S. Fund, State Street Total Return V.I.S. Fund and State Street Real Estate Securities V.I.S. Fund, included in the Annual Shareholder Report of State Street Variable Insurances Series Funds, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 26, 2018